Exhibit 99.1

Presto Automation Announces Fiscal First Quarter 2024 Financial Results

First Quarter Revenue in Line with Guidance

Presto Voice Continues Momentum and is Now Live at Over 400 Locations

Additional Capital Raised from Common Stock Issuance to an Affiliated Long-Term Investor

SAN CARLOS, CA - November 20, 2023 - Presto Automation Inc. (NASDAQ: PRST), one of the largest drive-thru AI and automation technology providers to the restaurant industry, today announced financial results for the 2024 fiscal first quarter ended September 30, 2023. All comparisons are to the first quarter of the prior fiscal year, unless otherwise noted.

“Our first quarter results which came in at the midpoint of guidance, reflect a positive start to our fiscal year and underscore the substantial opportunities available to us” said Xavier Casanova, Chief Executive Officer of Presto. “While still in the early stages, we are experiencing escalating momentum for our Presto VoiceTM AI solution as customers are recognizing that it will help them address key challenges within their businesses.”

“As announced last week, we have completed a capital raise through issuance of common equity to a syndicate of our long-term investor Remus Capital led by Chairman Krishna Gupta, indicating the conviction of existing shareholders. We are also taking the necessary steps to reduce costs, improve profitability, and streamline our operations. While difficult, these steps are necessary in order to best position us for the long-term” Mr. Casanova added.

“We believe that 2024 will mark a definitive step-change in our growth” Mr. Casanova continued. “The market is fully in “fast follower” mode. We are ramping up to deploy and execute at scale. We are witnessing a significant change in the receptiveness to technology-based solutions, such as our Presto VoiceTM AI solution by franchise operators across the United States, as they begin to experience the significant impact of market realities such as the California $20 minimum wage regulation. We are experiencing significant interest from franchise operators today who are interested in talking to us about Voice AI and we expect network effects to take hold. We look forward to generating widespread adoption of our Presto VoiceTM AI solution across North America as brands and franchisees adapt to this new reality.”

Fiscal First Quarter 2024 Financial Highlights

Our fiscal first quarter of 2024 was in line with guidance provided on our last earnings call:

●	Total revenue was $4.9 million (guidance was $4.8-$5.0 million)

●	Net Income was $5.4 million

●	Adjusted EBITDA* was a loss of $(8.8) million

*Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net income, the closest comparable GAAP measure, at the end of this release.

Recent Business Highlights

●	Presto Voice™ is now installed in over 400 locations across North America, as the rate of deployment materially increases. In the quarter to date, Presto has deployed one new location every business day.

●	In the current fiscal quarter (Q2), Presto has signed four new franchisees with a total of 365 locations when fully expanded and one major corporate pilot with over 2,000 global locations where Presto is the exclusive vendor. This progress indicates the size of the revenue opportunity within existing customers.

●	Last week, Presto announced it had raised approximately $7,000,000 through issuance of common equity to a syndicate of a long-term investor led by Chairman Krishna Gupta, indicating the conviction of existing shareholders.

●	Alongside this financing, Presto has also added two additional board members appointed by Remus, both from technology operations backgrounds at companies like Meta (formerly Facebook) and Uber. Majority of the board is represented by investor shareholders.

●	Last week, Presto took further steps to reduce costs, enhance operating efficiencies and improve profitability by implementing a reduction in force of its global full-time employee base by approximately 17%.

Financial Outlook Update

Presto expects total revenue for the fiscal second quarter of 2024 to be in the range of $4.8 million to $5.0 million.

Presto Automation, Inc. Fiscal First Quarter 2024 Conference Call Details

Date: Monday, November 20, 2023

Time: 5:00 p.m. ET / 2:00 p.m. PT

Link: You can register for the conference call at https://investor.presto.com/news-events/events

A live audio webcast of the event will be available on the Presto Investor Relations website, https://investor.presto.com/. An archived replay of the webcast also will be available shortly after the live event on the Presto Investor Relations website.

About Presto Automation Inc.

Presto (NASDAQ: PRST) provides enterprise-grade AI and automation solutions to the restaurant industry. Our solutions are designed to decrease labor costs, improve staff productivity, increase revenue, and enhance the guest experience. We offer our AI solution, Presto VoiceTM, to quick service restaurants (QSR) and our pay-at-table tablet solution, Presto Touch, to casual dining chains. Some of the most recognized restaurant names in the United States are among our customers, including Carl’s Jr., Hardee’s, and Checkers for Presto VoiceTM and Applebee’s, Chili’s, and Red Lobster for Presto Touch.

Non-GAAP Financial Measures and Performance Measures

This press release includes Adjusted EBITDA, which is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States. We believe Adjusted EBITDA is useful for comparing our financial performance to other companies and from period to period by excluding the impact of certain items that do not reflect our core operating performance, thereby providing consistency and direct comparability with our past financial performance and between fiscal periods. Adjusted EBITDA is defined as net income, adjusted to exclude interest expense, other income, net, loss on debt extinguishment and financial obligations, income taxes, depreciation and amortization expense, stock-based compensation expense, fair value adjustments on warrant liabilities and convertible promissory notes and merger-related ancillary costs. We include this non-GAAP measure because it is used by management to evaluate our core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. A reconciliation of Adjusted EBITDA to its most comparable GAAP financial measure is included below under “Reconciliation from GAAP to Non-GAAP Results” at the end of this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. Except as otherwise required by applicable law, Presto disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Presto cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Presto. In addition, Presto cautions you that the forward-looking statements contained in this press release are subject to the following risks and uncertainties: Presto’s limited operating history in a new and developing market makes it difficult to evaluate its current business and predict its future results; Presto’s success depends on increasing the number of franchisees of our existing restaurant customers that use its solution, and, in particular, Presto Voice, and the timing of the deployments of contracted locations; Presto has historically generated a significant portion of its revenue from its three largest customers, and the loss or decline in revenue from any of these customers could harm its business, results of operations, and financial condition; We are evaluating strategic alternatives of our Presto Touch and considering whether to engage in a sale, partial sale or wind-down of the Presto Touch business in the coming months and we may be unable to realize the benefits we expect from doing so; Presto’s sales cycles can be long and unpredictable, and its sales efforts require a considerable investment of time and expense; Presto may be adversely affected if it is unable to optimize the number of human agents required to operate its Presto Voice solution to improve its unit cost structure; Changes in Presto’s senior management team have impacted its organization’s focus and it is dependent on the continued services and performance of its current senior management team; Presto’s ability to recruit, retain, and develop qualified personnel is critical to its success and growth; Defects, errors or vulnerabilities in third party technology that is used in Presto’s solutions could harm its reputation and brand and adversely impact its business, financial condition, and results of operations; Presto’s pricing decisions and pricing models may adversely affect its ability to attract new customers and retain existing customers; If Presto fails to maintain a consistently high level of customer service or fails to manage its reputation, brand, business and financial results may be harmed; Changes to Presto’s AI solutions could cause it to incur additional expenses and impact its product development program; Presto is subject to legal proceedings and government investigations which are costly and time-consuming to defend and may adversely affect its business, financial position, and results of operations; Presto and certain of its third-party partners, service providers, and sub processors transmit and store personal information of its customers and their consumers. If the security of this information is compromised, Presto’s reputation may be harmed, and it may be exposed to liability and loss of business; Presto is subject to stringent and changing privacy laws, regulations and standards, and contractual obligations related to data privacy and security, and noncompliance with such laws could adversely affect its business; Security breaches, denial of service attacks, or other hacking and phishing attacks on Presto’s systems or the systems with which Presto’s solutions integrate could harm its reputation or subject Presto to significant liability, and adversely affect its business and financial results; Presto is dependent upon its customers continued and unimpeded access to the internet, and upon their willingness to use the internet for commerce; Presto’s current liquidity resources raise substantial doubt about its ability to continue as a going concern and to comply with its debt covenants unless it raises additional capital to meet its obligations in the near term; Presto’s efforts to generate revenues and/or reduce expenditures may not be sufficient and may make it difficult for Presto to implement its business strategy; Presto has faced challenges complying with the covenants contained in its credit facility and, unless it can raise additional capital, it may need additional waivers which may not be forthcoming; Presto requires additional capital, which additional financing is likely to result in restrictions on its operations or substantial dilution to its stockholders, to support the growth of its business, and this capital might not be available on acceptable terms, if at all; Unfavorable conditions in the restaurant industry or the global economy could limit Presto’s ability to grow its business and materially impact its financial performance; Presto’s results of operations may fluctuate from quarter to quarter and if it fails to meet the expectations of securities analysts or investors with respect to results of operations, its stock price and the value of your investment could decline; Presto’s ability to use its net operating loss carryforwards and certain other tax attributes may be limited; Recent turmoil in the banking industry may negatively impact Presto’s ability to acquire financing on acceptable terms if at all, and worsening conditions or additional bank failures could result in a loss of deposits over federally insured levels; The restaurant technology industry is highly competitive. Presto may not be able to compete successfully against current and future competitors; Mergers of or other strategic transactions by Presto’s competitors, its customers, or its partners could weaken its competitive position or reduce its revenue; Presto’s growth depends in part on reliance on third parties and its ability to integrate with third-party applications and software; Presto’s transaction revenue is partly dependent on its partners to develop and update third-party entertainment applications. The decisions of developers to remove their applications or change the terms of our commercial relationship could adversely impact Presto’s transaction revenue; Payment transactions processed on Presto’s solutions may subject Presto to regulatory requirements and the rules of payment card networks, and other risks that could be costly and difficult to comply with or that could harm its business; Presto relies upon Amazon Web Services, Microsoft Azure and other infrastructure to operate its platform, and any disruption of or interference with its use of these providers would adversely affect its business, results of operations, and financial condition; Certain estimates and information contained in this report are based on information from third-party sources, and Presto does not independently verify the accuracy or completeness of the data contained in such sources or the methodologies for collecting such data; Presto’s business is subject to a variety of U.S. laws and regulations, many of which are unsettled and still developing, and Presto or its customers’ failure to comply with such laws and regulations could subject Presto to claims or otherwise adversely affect its business, financial condition, or results of operations; Significant changes in U.S. and international trade policies that restrict imports or increase tariffs could have a material adverse effect on Presto’s results of operations; If Presto fails to adequately protect its intellectual property rights, its competitive position could be impaired and it may lose valuable assets, generate reduced revenue and become subject to costly litigation to protect its rights; Presto has been, and may in the future be, subject to claims by third parties of intellectual property infringement, which, if successful could negatively impact operations and significantly increase costs; Presto uses open-source software in its platform, which could negatively affect its ability to sell its services or subject it to litigation or other actions; Presto may be unable to continue to use the domain names that it uses in its business or prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of its brand, trademarks, or service marks; Presto’s senior management team has limited experience managing a public company, and regulatory compliance obligations may divert its attention from the day-to-day management of its business; As a public reporting company, Presto is subject to filing deadlines for reports that are filed pursuant to the Exchange Act, and its failure to timely file such reports may have material adverse consequences on its business; As a public reporting company, Presto is subject to rules and regulations established from time to time by the SEC regarding its internal control over financial reporting. If Presto fails to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, it may not be able to accurately report its financial results or report them in a timely manner; Presto has identified material weaknesses in its internal controls over financial reporting and, if it fails to remediate these deficiencies, it may not be able to accurately or timely report its financial condition or results of operations; Presto is an emerging growth company, and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make its Common Stock less attractive to investors; Presto has and will continue to incur significant costs as a result of operating as a public company; Provisions in Presto’s Charter and Bylaws may discourage, delay or prevent a merger, acquisition or other change in control in Presto’s company that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares; Presto’s Charter provides that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America are the exclusive forums for substantially all disputes between it and our stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with Presto or its directors, officers, or employees; A market for Presto’s securities may not continue, which would adversely affect the liquidity and price of its securities; Nasdaq may delist Presto’s securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject Presto to additional trading restrictions; Future offerings of debt or offerings or issuances of equity securities by Presto may adversely affect the market price of Presto’s Common Stock or otherwise dilute all other stockholders; If securities or industry analysts do not publish or cease publishing research or reports about Presto, its business, or its market, or if they change their recommendations regarding Presto’s securities adversely, the price and trading volume of Presto’s securities could decline; Presto may be subject to securities litigation, which is expensive and could divert management’s attention.

Contact

Investors:

Guillaume Lefevre

Presto Investor Relations

investor@presto.com

Media:

Brian Ruby

media@presto.com

PRESTO AUTOMATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(unaudited)

(in thousands, except share and per share amounts)

	Three months ended
	September 30,
	2023	2022
Revenue
Platform	$2,066	$4,820
Transaction	2,819	2,959
Total revenue	4,885	7,779

Cost of revenue
Platform	1,196	4,292
Transaction	2,521	2,644
Depreciation and amortization	965	291
Total cost of revenue	4,682	7,227
Gross profit	203	552

Operating expenses:
Research and development (1)	4,484	6,388
Sales and marketing (1)	1,914	2,399
General and administrative (1)	7,070	5,924
Total operating expenses	13,468	14,711
Loss from operations	(13,265)	(14,159)
Change in fair value of warrants and convertible promissory notes	21,025	59,822
Interest expense	(3,758)	(3,376)
Loss on extinguishment of debt and financing obligations	—	(7,758)
Other financing and financial instrument income (costs), net	1,284	(1,768)
Other income, net	82	2,028
Total other income, net	18,633	48,948
Income before provision (benefit) for income taxes	5,368	34,789
Provision (benefit) for income taxes	(4)	—
Net income and comprehensive income	$5,372	$34,789
Net income per share attributable to common stockholders, basic	$0.09	$1.18
Net income per share attributable to common stockholders, diluted	$0.08	$0.86
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	57,842,571	29,521,505
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	69,148,971	40,366,902

(1)	Includes stock-based compensation expense as follows (in thousands)

	Three months ended September 30,
	2023	2022
Research and development	$1,508	$183
Sales and marketing	320	113
General and administrative	1,626	2,057
Total*	$3,454	$2,353

*	For the three months ended September 30, 2023, and September 30, 2022, such amount reflects $1,353 and $178, respectively, of stock-based compensation expense related to earn out shares attributable to option and RSU holders.

PRESTO AUTOMATION INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(unaudited)

(in thousands, except share amounts)

	As of	As of
	September 30,	June 30,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$3,285	$15,143
Restricted cash	10,000	10,000
Accounts receivable, net of allowance of $744 and $746, respectively	1,841	1,831
Inventories	520	629
Deferred costs, current	1,852	2,301
Prepaid expenses and other current assets	659	1,162
Total current assets	18,157	31,066
Deferred costs, net of current portion	160	92
Investment in non-affiliate	2,000	2,000
Property and equipment, net	632	909
Intangible assets, net	11,202	10,528
Goodwill	1,156	1,156
Other long-term assets	833	936
Total assets	$34,140	$46,687

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,951	$3,295
Accrued liabilities	4,880	4,319
Financing obligations, current	2,360	1,676
Term loans, current	53,088	50,639
Deferred revenue, current	1,191	1,284
Total current liabilities	63,470	61,213
Financing obligations, net of current	1,500	3,000
Warrant liabilities	4,842	25,867
Deferred revenue, net of current portion	217	299
Other long-term liabilities	184	1,535
Total liabilities	70,213	91,914

Commitments and Contingencies
Stockholders’ deficit:
Preferred stock, $0.0001 par value–1,500,000 shares authorized as of September 30, 2023 and June 30, 2023, respectively; no shares issued and outstanding as of September 30, 2023 and June 30, 2023 respectively	—	—
Common stock, $0.0001 par value–180,000,000 shares authorized as of September 30, 2023 and June 30, 2023, and 57,855,594 and 57,180,531 shares issued and outstanding as of September 30, 2023 and June 30, 2023, respectively	6	5
Additional paid-in capital	193,812	190,031
Accumulated deficit	(229,891)	(235,263)
Total stockholders’ deficit	(36,073)	(45,227)
Total liabilities and stockholders’ deficit	$34,140	$46,687

PRESTO AUTOMATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three months ended
	September 30,
	2023	2022
Cash Flows from Operating Activities
Net income	$5,372	$34,789
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation, amortization and impairment	1,012	462
Stock-based compensation	2,101	2,175
Earnout share stock-based compensation	1,353	178
Contra-revenue associated with warrant agreement	133	—
Noncash expense attributable to fair value liabilities assumed in Merger	—	34
Change in fair value of liability classified warrants	(21,025)	(11,551)
Change in fair value of embedded warrants and convertible promissory notes	—	(48,271)
Amortization of debt discount and debt issuance costs	1,283	1,371
Loss on extinguishment of debt and financing obligations	—	7,758
Paid-in-kind interest expense	1,166	281
Share and warrant cost on termination of convertible note agreement	—	2,412
Forgiveness of PPP Loan	—	(2,000)
Change in fair value of unvested sponsor shares liability	(1,284)	(1,175)
Noncash lease expense	82	76
Loss on disposal off property and equipment	—	14
Changes in operating assets and liabilities:
Accounts receivable, net	(10)	(545)
Inventories	109	385
Deferred costs	192	3,466
Prepaid expenses and other current assets	522	260
Accounts payable	(1,911)	1,678
Vendor financing facility	—	—
Accrued liabilities	621	477
Deferred revenue	(175)	(3,430)
Other long-term liabilities	(66)	—
Net cash used in operating activities	(10,525)	(11,156)

Cash Flows from Investing Activities
Purchase of property and equipment	(56)	(47)
Payments relating to capitalized software	(1,225)	(1,327)
Net cash used in investing activities	(1,281)	(1,374)

Cash Flows from Financing Activities
Proceeds from the exercise of common stock options	195	36
Proceeds from the issuance of term loans	—	60,250
Payment of debt issuance costs	—	(1,094)
Repayment of term loans	—	(32,980)
Payment of penalties and other costs on extinguishment of debt	—	(5,734)
Principal payments of financing obligations	(247)	(886)
Proceeds from the issuance of common stock	—	1,000
Contributions from Merger and PIPE financing, net of transaction costs and other payments	—	49,840
Payments of deferred transaction costs	—	(1,670)
Net cash provided by (used in) financing activities	(52)	68,762

Net increase (decrease) in cash, cash equivalents and restricted cash	(11,858)	56,232
Cash, cash equivalents and restricted cash at beginning of period	25,143	3,017
Cash, cash equivalents and restricted cash at end of period	$13,285	$59,249
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	3,285	15,143
Restricted cash	10,000	10,000
Total cash, cash equivalents and restricted cash	$13,285	$25,143

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Capitalization of stock-based compensation expense to capitalized software	$128	$221
Capital contribution from shareholder in conjunction with Credit Agreement	—	2,779
Issuance of warrants in conjunction with Credit Agreement	—	2,076
Issuance of warrants in conjunction with Lago Term Loan	—	843
Convertible note conversion to common stock	—	41,392
Reclassification of warrants from liabilities to equity	—	830
Recognition of liability classified warrants upon Merger	—	9,388
Recognition of Unvested Sponsor Shares liability	—	1,588
Forgiveness of PPP Loan	—	(2,000)
Transaction costs recorded in accounts payable and accrued liabilities		220
Right of use asset in exchange for operating lease liability	—	308

PRESTO AUTOMATION INC.

RECONCILIATION FROM GAAP TO NON-GAAP RESULTS

(unaudited)

	Three months ended September 30,
(in thousands)	2023	2022
Net income	$5,372	$34,789
Interest expense	3,758	3,376
Other income, net	(82)	(2,028)
Provision (benefit) for income taxes	(4)	-
Depreciation and amortization	1,011	433
Stock-based compensation expense	2,101	2,175
Earnout stock-based compensation expense	1,353	178
Change in fair value of warrants and convertible promissory notes	(21,025)	(59,822)
Loss on extinguishment of debt and financial obligations	—	7,758
Other financing and financial instrument expenses, net	(1,284)	1,768
Deferred compensation and bonuses earned upon closing of the Merger	—	2,232
Public relations fee due upon closing of the Merger	—	250
Adjusted EBITDA	$(8,800)	$(8,891)